EXHIBIT 1.(5)

                                 [USAA LOGO]


                         USAA LIFE INSURANCE COMPANY
               9800 Fredericksburg Road - San Antonio, TX 78288
                              (A Stock Company)

                   VARIABLE UNIVERSAL LIFE INSURANCE POLICY

THE INSURING AGREEMENT

USAA LIFE INSURANCE COMPANY will pay the beneficiary the death benefit of this policy upon receiving due proof that the death of the insured occurred while this policy was in effect.

This policy is a flexible premium variable life insurance policy. The specified amount of insurance may be increased or decreased by the owner.

THE DEATH BENEFIT OF THIS POLICY MAY BE VARIABLE AS TO THE AMOUNT OR DURATION, OR BOTH, DEPENDING UPON THE DEATH BENEFIT OPTION SELECTED AND THE INVESTMENT EXPERIENCE OF THE LIFE INSURANCE SEPARATE ACCOUNT OF USAA LIFE INSURANCE COMPANY ("SEPARATE ACCOUNT"), BUT SHALL NEVER BE LESS THAN THE SPECIFIED AMOUNT (SUBJECT TO ANY POLICY INDEBTEDNESS AND PARTIAL SURRENDERS) AS LONG AS THERE IS SUFFICIENT CASH VALUE TO KEEP THE POLICY IN EFFECT. See Section 8 (Death Benefit Provisions). THE CASH VALUE OF THIS POLICY WILL VARY FROM DAY TO DAY. IT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

FLEXIBLE PREMIUMS PAYABLE DURING LIFETIME OF INSURED OR UNTIL MATURITY DATE.

VARIABLE DEATH BENEFIT PAYABLE PRIOR TO MATURITY DATE. CASH VALUE PAYABLE ON MATURITY DATE.

INVESTMENT EXPERIENCE REFLECTED IN BENEFITS.

NON-PARTICIPATING POLICY.

This policy is issued by USAA LIFE INSURANCE COMPANY on the Effective Date shown on the Policy Information Page.

We have tried to make this policy readable. However, there still may be some technical terms and concepts that are difficult to understand. Should you need help in understanding your policy, please call us at our toll-free number.

                                        FREE LOOK PERIOD - RIGHT TO RETURN
                                      You may cancel this contract within 10
                                      days* after you receive it by returning
                                      it to the Company or the representative
 /s/ EDWIN L. ROSANE                  who sold you the contract with your
 -------------------                  written request for cancellation. With
   Edwin L. Rosane                    respect to the Variable Fund Accounts,
     President                        we will refund the greater of the
                                      premium payment made or the value of the
                                      Variable Fund Account as of the Date of
                                      Receipt of the request to cancel plus
 /s/ BRADFORD W. RICH                 any premium charge, monthly deduction
 --------------------                 and mortality and expense risk charge
   Bradford W. Rich                   that had been deducted. The contract
      Secretary                       will be deemed void as if it had never
                                      been issued. *A longer Free Look Period
                                      may be required by law in some states.
                                      The exact number of days in your Free
                                      Look Period is shown on the Policy
                                      Information Page.

                          READ YOUR POLICY CAREFULLY!



VUL31891TX 2-98                                                     31891-0298
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                                                                     VUL200TX

 -----------------------------------------------------------------------------
                              TABLE OF CONTENTS
 -----------------------------------------------------------------------------


Section 1.     Policy Information Page                          Page  4

Section 2.     Table of Monthly Guaranteed Cost of              Page  5
               Insurance Rates

Section 3.     Introduction                                     Page  6

Section 4.     Definitions                                      Page  7

Section 5.     Ownership and Beneficiary Provisions             Page 10

Section 6.     General Provisions                               Page 10

Section 7.     Premium Provisions                               Page 12

Section 8.     Death Benefit Provisions                         Page 14

Section 9.     Cash Value and Policy Charges                    Page 17

Section 10.    Availability of Funds  and Voting Rights         Page 21

Section 11.    Policy Surrender and Partial Surrenders          Page 22

Section 12.    Grace and Reinstatement Periods                  Page 23

Section 13.    Loan Provisions                                  Page 24

Section 14.    Settlement Options                               Page 25

Section 15.    Table of Guaranteed Payments                     Page 27


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                                                                     VUL200TX

                      THIS PAGE INTENTIONALLY LEFT BLANK

                      SECTION 2. POLICY INFORMATION PAGE


USAA NUMBER -

CONTRACT NUMBER -

EFFECTIVE DATE -

SPECIFIED AMOUNT -

PLAN OF INSURANCE -

DEATH BENEFIT OPTION -

MATURITY DATE* -

ISSUE AGE                  SEX

BENEFICIARY -

INSURED -

OWNER -

FREE LOOK PERIOD -


*IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN EVEN IF SCHEDULED PREMIUMS ARE PAID IN A TIMELY MANNER OR IF THE CASH VALUE IS INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE.


VUL31747ST 01-98                                                     SAMPLEVUL

                      SECTION 2. POLICY INFORMATION PAGE

USAA NUMBER -

CONTRACT NUMBER -

PLANNED PERIODIC PREMIUM -

MONTHLY TARGET PREMIUM PAYMENT -

INITIAL PREMIUM RECEIVED -

PREMIUM DEDUCTIONS - 3.0% PREMIUM CHARGE CALCULATED AS DEFINED IN SECTION 7 OF
                     THE CONTRACT.

FIRST YEAR ADMINISTRATIVE CHARGE OF $10.00 PER MONTH
MAINTENANCE CHARGE OF $5.00 PER MONTH EACH YEAR


                               TYPE OF COVERAGE

FORM NUMBERS                 *BENEFITS





*SEE FOLLOWING PAGES FOR MONTHLY COST OF INSURANCE RATES.

                 INSURANCE AMOUNTS BELOW ARE STILL CONTESTABLE


VUL31747ST 01-98                                                     SAMPLEVUL


                                    Page 4A

USAA NUMBER -                                       CONTRACT NUMBER -

                                  SECTION 3.

                 TABLE OF GUARANTEED MONTHLY COST OF INSURANCE

(THE COMPANY HAS THE RIGHT TO CHARGE LESS THAN THE GUARANTEED RATES REPRESENTED BELOW.)

                               RATES PER $1000



 POLICY                           POLICY
  YEAR                             YEAR
BEGINNING          RATE          BEGINNING          RATE





                     THESE RATES ARE FOR THE BASE POLICY.


VUL31747ST 01-98                                                     SAMPLEVUL

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                           SECTION 3. INTRODUCTION
 -----------------------------------------------------------------------------

      This is a Variable Universal Life Insurance Policy also commonly known as a Flexible Premium Variable Life Insurance policy. The death benefit that is paid when the Insured dies may vary. After charges as described in this policy are deducted from the premium paid, your Net Premium Payment is invested to build the policy's cash value. A Monthly Deduction is subtracted from the policy's cash value to pay for the cost of insurance and other charges.

Your Net Premium Payment will be allocated and invested as directed by you. It will be invested in an Account which does not guarantee the principal or any earnings (this is known as a Variable Fund Account). There are several Variable Fund Accounts under this policy which correspond to various Mutual Funds in which you may choose to invest. Your value in the Variable Fund Accounts will vary with the investment experience of the corresponding Fund. The value may rise or it may fall. You have access to the policy's cash value either through a loan, a partial surrender or a total surrender. A total surrender results in the termination of the life insurance policy.

      This is a brief summary of the life insurance policy. YOU MUST READ THE REST OF THIS POLICY to understand the details of how this life insurance policy works.



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                                                                     VUL200TX

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 -----------------------------------------------------------------------------
                            SECTION 4. DEFINITIONS
 -----------------------------------------------------------------------------

IN THIS POLICY --

ACCUMULATION UNIT means an accounting unit of measure used to calculate values in each Variable Fund Account.

ADMINISTRATIVE CHARGE means a monthly charge deducted from the policy's cash value during the first Policy Year only. It compensates us for the start-up expenses incurred in issuing this policy. It is shown on the Policy Information Page.

ANNIVERSARY means the same date each succeeding year as the Effective Date of the policy.

ANNUAL TARGET PREMIUM PAYMENT means an annual amount of premium payment that we establish when the policy is issued and that is shown on the Policy Information Page. It is used to determine whether a Premium Charge will be deducted from premium payments, whether a surrender charge is imposed on a full surrender and whether the Guaranteed Death Benefit applies.

BENEFICIARY means the person or entity designated to receive the death benefit upon the Insured's death.

CASH VALUE -  this term is explained in Section 9 of this policy.

COMPANY, WE, OUR, or US means USAA Life Insurance Company.

DATE OF RECEIPT means the date actually received at our Home Office, subject to two exceptions:

            (1)   if received on a date other than a Valuation  Date, the Date
                  Of Receipt will be the following Valuation Date; and
            (2)   if received  on a  Valuation  Date after close of trading of the New York Stock Exchange, the Date Of Receipt will be the following Valuation Date.

DEATH BENEFIT - this term is explained in Section 8 of this policy.

EFFECTIVE DATE means the date we approve the application and issue this policy. The Effective Date is shown on the Policy Information Page.

FREE LOOK PERIOD means the period of time required by state law during which the owner may return the policy for cancellation and receive a refund. If cancellation of the policy is requested during the Free Look Period we will refund the greater of the premium payment or the value of the Variable Fund Accounts as of the Date of Receipt of the request to cancel plus any Premium Charge, Monthly Deduction and Mortality and Expense Charge that had been deducted. The Free Look Period is shown on the Policy Information Page.

FUND means an investment portfolio that has specific investment objectives and policies and is offered by a Mutual Fund.

GUARANTEED DEATH BENEFIT means that the Company guarantees that the policy will not lapse during the first five policy years and that a death benefit will be paid if a sufficient amount of premium has been paid. See the Guaranteed Death Benefit Provision on page 12.

HOME  OFFICE  means  USAA  LIFE  INSURANCE   COMPANY;   USAA  BUILDING,   9800
FREDERICKSBURG ROAD, SAN ANTONIO, TEXAS 78288.


INDEBTEDNESS means the sum of all unpaid policy loans and any unpaid accrued interest due on loans.


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                                    Page 7

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 -----------------------------------------------------------------------------
                        SECTION 4. DEFINITIONS (Cont.)
 -----------------------------------------------------------------------------

INSURED means the person whose life is insured. The insured is identified on the Policy Information Page. The Insured may or may not be the Owner.

LAPSE means the policy has terminated because of insufficient cash value from which to deduct the Monthly Deduction and any loan interest then due. No insurance coverage exists when the policy has Lapsed.

MAINTENANCE CHARGE means a monthly charge deducted from the policy's cash value. It compensates us for recurring administrative expenses related to the maintenance of the policy and the Separate Account. It is shown on the Policy Information Page.

MATURITY DATE means the date that we will pay the policy's cash value, to the Owner, as long as the policy has not terminated because of Lapse, full surrender, or the Insured's death. The Maturity Date is shown on the Policy Information Page.

MONTHLY ANNIVERSARY means the same date of each succeeding month as the Effective Date of the policy.

MONTHLY DEDUCTION means a charge made under this policy each month against the policy's cash value. The charge is equal to:

      (1)   the cost of insurance and any riders; plus
      (2) the Administrative Charge that is applied during the first 12 months that the policy is in effect; plus
      (3)   the Maintenance Charge.

MINIMUM AMOUNT INSURED means the amount of life insurance required by the Internal Revenue Code to qualify the policy as life insurance and to exclude the death benefit from the Beneficiary's taxable income.

MUTUAL FUND means an open-end investment company under federal securities law. It may offer shares of several different Funds for investment.

NET ASSET VALUE means the current value of each Fund's total assets, less all liabilities, divided by the total number of shares outstanding.

NET PREMIUM PAYMENT means the amount of a premium payment less the policy's Premium Charge. See the Premium Charge provision in Section 7.

NOTICE TO US means your signed statement which is received at our Home Office and is in a form satisfactory to us.

OWNER means the person to whom we owe the rights and privileges of this policy.

POLICY INFORMATION PAGE means the page that identifies certain information about this policy and specifies certain terms of the policy. It appears at page 4.

POLICY YEAR means a period of 12 calendar months starting with the Effective Date of the policy, and each 12-month period thereafter. For example, if your policy was issued on July 15, your first Policy Year would end on the following July 14. Each subsequent Policy Year would start on July 15 and end on July 14.

PREMIUM CHARGE means an amount that we deduct from premium payments to compensate us for sales charges and taxes related to the policy.



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                        SECTION 4. DEFINITIONS (Cont.)
 -----------------------------------------------------------------------------


SEPARATE ACCOUNT means the investment account established under Texas law through which USAA Life Insurance Company invests the Net Premium Payments received for investment in the Variable Fund Accounts under this policy. The Separate Account is divided into subdivisions called the Variable Fund Accounts under this policy. Each Variable Fund Account invests the Net Premium Payments allocated to it in a particular Fund. The assets of the Separate Account are owned by USAA Life Insurance Company. To the extent that the assets are equal to the reserves and other contractual liabilities, they are not chargeable with liabilities arising out of any other business of the Company. The income, gains, and losses, realized or unrealized, from the assets of the Separate Account are credited or charged against the Separate Account without regard to other income, gains or losses of the Company. The Separate Account is registered as an investment company under federal securities law.

SPECIFIED AMOUNT means the minimum death benefit payable as long as the policy is in effect. It is also the amount of life insurance issued by the Company. It is shown on the Policy Information Page.


SURRENDER CHARGE means an amount that may be deducted from the policy's cash value if the Owner surrenders the policy in full. See the Full Surrender Charge provision on page 21.


VALUATION DATE means any business day, Monday through Friday, on which the New York Stock Exchange is open for regular trading, except

            (1) Any day on which the value of the shares of a Fund is not computed.
            (2) Any day during which no order for the purchase, redemption, surrender or transfer of Accumulation Units is received.

VALUATION PERIOD means the period of time from the end of any Valuation Date to the end of the next Valuation Date.

VARIABLE FUND ACCOUNT means a subdivision of the Separate Account in which premium payments may be invested. There are several Variable Fund Accounts under this policy. Each Variable Fund Account corresponds to a particular Fund. Net Premium Payments allocated to a Variable Fund Account are invested by the Company in the particular Fund. The Variable Fund Accounts are also referred to in this policy as Accounts.

YOU, YOUR or YOURS refers to the Owner of the policy.



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                                    Page 9

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 -----------------------------------------------------------------------------
               SECTION 5. OWNERSHIP AND BENEFICIARY PROVISIONS
 -----------------------------------------------------------------------------

OWNER

The rights and privileges of this policy belong to you, the Owner, during the Insured's lifetime. The policy names you or someone else as the Insured. If you are not the Insured, you should name a successor owner who will become the Owner if you die before the Insured. If you die before the Insured and there is no successor owner, ownership passes to your estate.

CHANGE OF OWNERSHIP

You may change the ownership of this policy by sending Notice To Us during the Insured's lifetime. The change will take effect on the date we receive the request. A change in ownership will not affect actions taken by us before the request is received. A change of ownership is subject to the rights of an assignee of record and any irrevocable beneficiary.

ASSIGNMENT

You may collaterally assign this policy subject to the written consent of any irrevocable beneficiaries and any other assignees of record. We are not bound by an assignment until it is received at our Home Office. We are not responsible for determining the validity of an assignment.

BENEFICIARY

The Beneficiary is the person or entity named in the application, unless changed by you during the Insured's lifetime. If more than one primary Beneficiary is named, the death benefit will be paid equally to them, unless you direct otherwise. Benefits payable to a Beneficiary who dies before the Insured will be paid equally to the remaining Beneficiaries, unless otherwise directed. If no Beneficiary survives the Insured, the death benefit will be paid to you, if living, or, if not, to your estate.

CHANGE OF BENEFICIARY

You may change the Beneficiary of this policy by sending Notice To Us during the Insured's lifetime. The written consent of any irrevocable beneficiaries must be obtained before any change. The change will take effect on the date we receive the request. If we make a benefit payment in good faith before receiving the request, we will receive credit for the payment against our liability under the policy. A change of Beneficiary is subject to the rights of an assignee of record.

 -----------------------------------------------------------------------------
                        SECTION 6. GENERAL PROVISIONS
 -----------------------------------------------------------------------------

CONTRACT EXPLANATION

The policy is a legal contract between you and us. The consideration for issuing this policy is:

      (1)   Completion of the application, and
      (2)   Payment of the first premium.

The policy, application, any supplemental applications, riders, endorsements, and amendments form the entire contract. We will consider statements in the application as representations and not warranties. Only representations contained in the application or supplemental application will be used to void this policy or to defend a claim under this policy.

Only the president or secretary of the Company has authority to waive or change a provision of this policy, and then only in writing.



VUL31891TX 2-98                                                     31891-0298
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                                    Page 10

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 -----------------------------------------------------------------------------
                    SECTION 6. GENERAL PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

INCONTESTABILITY

We will not contest this policy, or any increase to it, except for Lapse, after the policy or increase has been in force during the Insured's lifetime for two years. During any two-year contestable period, we have the right to contest the validity of this policy based on material misstatements or omissions made in the application or supplemental application. The two-year period for the policy begins on the Effective Date and the two-year period for any increase begins on the date the increase is approved and made effective. If we rescind the policy we will refund the premiums paid less any Indebtedness and any previous partial surrenders.

This provision does not apply to optional policy benefits added by rider. Each rider contains its own incontestability provision.

MISSTATEMENT OF AGE OR SEX

If the Insured's age or sex has been misstated on the application, we will adjust the cash value and death benefit to those amounts that would be obtained based on the correct Monthly Deductions since the policy's Effective Date.

SUICIDE EXCLUSION

If the Insured commits suicide (while sane or insane) during the first two years the policy is in effect, we will not pay a death benefit. We will refund the premiums paid less any Indebtedness and any previous partial surrenders. If the Specified Amount is increased by the Owner, a separate two-year suicide exclusion period is applied to the amount of the increase. If the Insured dies as a result of suicide (while sane or insane) during the separate two-year suicide exclusion period, we will only pay the death benefit attributable to the initial Specified Amount (on which the two-year exclusion period has expired). We will refund the premium paid less any Indebtedness and any partial surrenders attributable to the increase in the Specified Amount.

ANNUAL STATEMENT AND REPORTS

Within 30 days after this policy's Anniversary, we will mail you an annual statement showing:

      (1)   the amount of the death benefit;
      (2)   the cash value;
      (3)   any Indebtedness;
      (4)   any loan interest charge;
      (5)   any loan repayments since the last annual report;
      (6)   any partial surrenders since the last annual report;
      (7)   all premium payments since the last annual report;
      (8)   all deductions and charges since the last annual report; and,
      (9) other pertinent information required by any applicable law or regulation, or that we deem helpful to you.

We may instead, at our discretion, mail you the annual statement within 30 days after December 31 of each year. The information contained in the annual statement will be computed as of a date not more than 60 days prior to the mailing of the annual statement. We may at our discretion send you statements more frequently. As required by state and federal law, we will also send you semi-annual reports for the Funds that correspond to the Variable Fund Accounts, semi-annual reports for the Separate Account, and any other information.



VUL31891TX 2-98                                                     31891-0298
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                                    Page 11

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 -----------------------------------------------------------------------------
                    SECTION 6. GENERAL PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

POLICY SERVICE

All request for changes to this policy must be clear and in writing and must be received by our Home Office. Requests to change premium payment allocation, requests for partial surrenders, requests for loans, and requests for transfers between Accounts may, however, be made by telephone. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine, and only if we do not, will we be liable for any losses because of unauthorized or fraudulent instructions. Information will be obtained prior to any discussion regarding the contract including but not limited to: (1) USAA number or contract number, (2) the name of the Owner, and (3) social security number of the Owner. In addition, all telephone communications with an Owner are recorded and confirmations of all transactions are sent to the Owner's address. We may modify, suspend, or discontinue this telephone transaction privilege at any time without prior notice.

NON-PARTICIPATING

This is a non-participating policy. This policy will not share in any of the Company's profits or surplus earnings. We will not pay dividends on this policy.

CONFORMITY WITH LAW

This policy is subject to the laws of the state where it was issued. To the extent that the policy may not comply, it will be interpreted and applied to comply.

BASIS OF RESERVES

All of the reserve values of this policy are the same or more than the minimums required by the laws of the state where the policy was issued. Reserves are computed by the Commissioner's Reserve Valuation Method. In the states which require it, we have filed a detailed statement with the state insurance department.

 -----------------------------------------------------------------------------
                        SECTION 7. PREMIUM PROVISIONS
 -----------------------------------------------------------------------------

INITIAL PAYMENT

Any part of the initial Net Premium Payment or any subsequent Net Premium Payment made during the free look period that is requested to be allocated to any of the Variable Fund Accounts will be allocated to the Money Market Variable Fund Account on the Effective Date. The Net Premium Payment will remain in the Money Market Variable Fund Account for the Free Look Period plus five days. On the Valuation Date immediately following the end of that period, the initial Net Premium Payment, together with any subsequent Net Premium Payments that have been made, plus any earnings will be allocated among the Variable Fund Accounts in the percentages as directed on the application at the Accumulation Unit value next computed on that date. The initial and all subsequent premium payments must be sent to our Home Office and will not be made effective until the Date Of Receipt by our Home Office.



VUL31891TX 2-98                                                     31891-0298
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                                    Page 12

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 -----------------------------------------------------------------------------
                    SECTION 7. PREMIUM PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

PLANNED PERIODIC PREMIUM PAYMENTS

Planned periodic premium payments may be made at the interval indicated on the Policy Information Page. The failure to follow a planned periodic premium schedule will not in itself cause the policy to Lapse. On the other hand, payment of a planned periodic premium will not guarantee that the policy will remain in effect except as provided under the section entitled "Guaranteed Death Benefit" below. The duration of the policy depends upon the policy's cash value.

We will send premium notices, if you request, at 3, 6, or 12-month intervals. All planned periodic premium payments must be paid to us at our Home Office. You may change the amount or frequency of planned periodic premium payments, subject to the maximum premium limitation.

PREMIUM  CHARGE

A Premium Charge is deducted from premium payments to compensate us for sales charges and taxes. This charge is 3% of the premium payment. The Premium Charge is deducted from all premium payments until the total amount of premium paid exceeds the Annual Target Premium Payment multiplied by 10. The Premium Charge is designed so that it will not be applied if the total amount of premium paid exceeds the amount of Annual Target Premium Payments for ten years. If the owner increases or decreases the Specified Amount a new Annual Target Premium Payment will be declared by us for the new Specified Amount. Whether or not the Premium Charge applies will be determined using the new Annual Target Premium Payment.

GUARANTEED DEATH BENEFIT

You have the option to pay planned periodic premium payments based on the Annual Target Premium Payment. If upon any Monthly Anniversary during the first five policy years the total planned and unscheduled premium you have paid, less any partial surrenders, is equal to or greater than the Annual Target Premium Payment prorated for the number of Monthly Anniversaries that have occurred since the Policy's Effective Date, then we guarantee that this policy will not lapse on that Monthly Anniversary, even if the cash value is insufficient to pay for the Monthly Deduction and any loan interest then due. This guarantee option is only available during the first five policy years.

If the Specified Amount is increased or decreased within the first 5 Policy Years a new Annual Target Premium Payment will be declared by us. This new Annual Target Premium Payment will be used to make the described calculation to determine whether the Guaranteed Death Benefit applies.

UNSCHEDULED PREMIUM PAYMENTS

Unscheduled premium payments may be made at any time and must be paid to us at our Home Office, subject to the maximum premium limitation.

MAXIMUM PREMIUM LIMITATION

The sum of premiums paid on this policy, both planned and unscheduled, cannot exceed the maximum premium allowed by the Internal Revenue Code, unless the premium is necessary to prevent Lapse. We monitor the amount of the policy's cash value and the amount of life insurance at risk to the Company that is required by the Internal Revenue Code to qualify the policy as life insurance and to exclude the death benefit from the beneficiary's taxable income. If a premium payment will cause the policy not to satisfy Internal Revenue Code requirements we will refund the excess premium payment to you and we will accept no further premium until allowed by the Internal Revenue Code current maximum premium limitation. We may invite you to apply, subject to proof of insurability, to increase the Specified Amount.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                    SECTION 7. PREMIUM PROVISIONS (Con't)
 -----------------------------------------------------------------------------

ALLOCATIONS OF NET PREMIUM PAYMENT

Premium payments that are requested to be allocated among the various Accounts under this policy must be allocated in amounts no smaller than one-tenth of a percent, provided that the total amount equals an aggregate of 100 percent. The allocation of subsequent premium payments among the various Accounts under this policy will be made to the same Accounts and in the same proportions as the initial premium payment which is shown on the application. The allocation of subsequent premium payments may be changed by the Owner at any time by sending a written request to our Home Office, or by making a request by telephone. A request to change subsequent premium payment allocations will be effective with the first premium payment received on or following the Date Of Receipt of the request.

DATE SUBSEQUENT NET PREMIUM PAYMENTS CREDITED

Net Premium Payments after the initial premium payment will be credited to the Accounts under this policy on the Date Of Receipt. Payments to the Variable Fund Accounts under this policy will be credited at the Accumulation Unit value that is next computed on the Date Of Receipt.

TRANSFERS

You may convey value from one Account to another Account under this policy. This is known as a transfer. Transfers are also subject to the following restrictions.

      (1)   Six free transfers may be made each Policy Year;
      (2) Additional transfers may be made each Policy Year but are subject to a fee of $25.00 per transfer;
      (3) The minimum amount that may be transferred from an Account is $250.00; or the entire Account value if the value is less than $250.00;
      (4) A request for a transfer must clearly state the amount to be transferred, the Account from which it is to be withdrawn, and the Account to which it is to be credited;
      (5) A transfer may not be made during the first 30 days after the Effective Date;
      (6) A transfer will result in either the redemption or purchase of Accumulation Units, or both; the transfer will be processed effective at the Accumulation Unit value next computed on the Date Of Receipt of the transfer request;
      (7) We reserve the right at any time and without prior notice to terminate, suspend, or modify these transfer privileges.

 -----------------------------------------------------------------------------
                     SECTION 8. DEATH BENEFIT PROVISIONS
 -----------------------------------------------------------------------------

DEATH BENEFIT

We will pay the Death Benefit when we receive due proof of death at our Home Office that the Insured has died while this policy is in effect.

The Death Benefit will be paid in accordance with the most current Death Benefit Option selected, reduced by any Indebtedness and any due and unpaid Monthly Deductions as set forth in the Grace Period Provision. These proceeds will be increased by any additional optional insurance benefits provided by rider.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                 SECTION 8. DEATH BENEFIT PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

DEATH BENEFIT OPTIONS

The policy provides two Death Benefit Options: Option A and Option B. Both Options provide life insurance protection combined with the opportunity to build cash value.

Under Option A, the amount of life insurance at risk to the Company decreases as the cash value increases. The total Death Benefit remains level (unless the Minimum Amount Insured applies - see Minimum Amount Insured, below).

Under Option B, the amount of life insurance at risk to the Company remains level (unless the Minimum Amount Insured applies - see Minimum Amount Insured, below) but the total Death Benefit includes the cash value. See Section 9 for an explanation of how cash value is determined. The Death Benefit Options are:

Option A:   The Death Benefit is:
      (1)   The Specified Amount; or
      (2)   The Minimum Amount Insured, if greater.

Option B:   The Death Benefit is:
      (1)   The Specified Amount, plus the policy's
            cash value; or
      (2)   The Minimum Amount Insured, if greater.

MINIMUM AMOUNT INSURED


The Minimum Amount Insured means the amount of life insurance required by the Internal Revenue Code to qualify the policy as life insurance and to exclude the Death Benefit from the Beneficiary's taxable income. It is calculated by multiplying the policy's cash value (ignoring the amount of any outstanding loan and any unpaid loan interest) by a specified percentage which is based on the Insured's age. The specified percentages are:


      AGE           PERCENTAGE          AGE              PERCENTAGE
      0-40             250%              61                 128%
       41              243%              62                 126%
       42              236%              63                 124%
       43              229%              64                 122%
       44              222%              65                 120%
       45              215%              66                 119%
       46              209%              67                 118%
       47              203%              68                 117%
       48              197%              69                 116%
       49              191%              70                 115%
       50              185%              71                 113%
       51              178%              72                 111%
       52              171%              73                 109%
       53              164%              74                 107%
       54              157%             75-90               105%
       55              150%              91                 104%
       56              146%              92                 103%
       57              142%              93                 102%
       58              138%              94                 101%
       59              134%          95 and older           100%
       60              130%



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                 SECTION 8. DEATH BENEFIT PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

We monitor the amount of the policy's cash value and the amount of life insurance at risk to the Company that is required by the Internal Revenue Code to qualify the policy as life insurance and to exclude the Death Benefit from the beneficiary's taxable income. If, prior to the insured's death, unexpected increases in the policy's cash value would cause the policy not to satisfy Internal Revenue Code requirements, we will increase the Death Benefit to the Minimum Amount Insured so that the Death Benefit will be excluded from the beneficiary's taxable income.

DEATH BENEFIT OPTION CHANGES

After the first Policy Year, you may change the Death Benefit Option by Notice To Us. The new Death Benefit Option must also remain in effect for one year before another change will be allowed. Any change is subject to the following conditions.


      (1) You may change from Death Benefit Option A to Death Benefit Option B by Notice To Us. The new Specified Amount will be the old Specified Amount less the policy's cash value (ignoring the amount of any outstanding loan and any unpaid loan interest) as determined on the Date Of Receipt of the Notice To Us. If you want the new Specified Amount to be the same as the old Specified Amount, the change in Death Benefit Option will be subject to proof of insurability. A change from Death Benefit Option A to Option B will be subject to a remaining $50,000 Specified Amount or $25,000 if the Insured is less than 18 years of age.
      (2) You may change from Death Benefit Option B to Death Benefit Option A by Notice To Us. The new Specified Amount will be the old Specified Amount increased by the policy's cash value (ignoring the amount of any outstanding loan and any unpaid loan interest) next determined on the Date Of Receipt of the Notice To Us.


A Change from Option A to Option B or from Option B to Option A will become effective on the next Monthly Anniversary on or following the date the change is approved by us.

SPECIFIED AMOUNT CHANGES

You may change the Specified Amount by Notice To Us. Any change is subject to the following conditions:

      (1) Any increase will require proof of the Insured's insurability and must be applied for on a written application. The application for any increase will be attached to and made part of this policy.
      (2) Any increase must not be less than $25,000 unless made in conjunction with a change in death benefit option or to satisfy Internal Revenue Code requirements.
      (3)   Any decrease will be applied against the most recent increase.
      (4) A decrease will not be allowed that results in a Specified Amount of less than $50,000 or $25,000 if the Insured is less than 18 years of age, other than a decrease resulting from a partial surrender of cash value under Option A.

Increases in Specified Amount will become effective on the next Monthly Anniversary on or following the date the increase is approved by us. Decreases in Specified Amount will become effective on the next Monthly Anniversary on or following the Date Of Receipt of the Notice To Us.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                   SECTION 9. CASH VALUE AND POLICY CHARGES
 -----------------------------------------------------------------------------

GENERAL DESCRIPTION

Net Premium Payments are invested in the Variable Fund Accounts under this policy to build cash value. The net premium that you allocate to a Variable Fund Account is invested by the Company through the Separate Account that we have established to purchase shares of the corresponding Fund at their Net Asset Value. Your value in the Variable Fund Accounts will fluctuate and vary based on the investment experience of the corresponding Fund. In addition to the charges made under this policy that are discussed in this section, there are expenses that apply at the corresponding Fund level. Please read the Fund prospectus for a complete understanding of all expenses.

CASH VALUE

The policy's cash value will vary on a daily basis with the investment experience of the selected Accounts to which you are allocating Net Premium Payments.

The cash  value will also vary to reflect  the  amount  and  frequency  of Net
Premium Payments, the effect of any partial surrenders, the effect of any loans, and the charges and deductions made under this policy. There is no minimum guaranteed cash value.

The cash value of this policy on the Effective Date is the Net Premium Payment less the Monthly Deduction for the following month. Thereafter, the cash value on any Valuation Date will equal the sum of the policy's value in each Variable Fund Account plus any value held in the Company's general account to secure a loan plus any interest earnings credited on the value held in the general account less the amount of any outstanding loan including any unpaid interest and less any Monthly Deductions, transfer charges, and partial surrender charges applied through that date. (See Section 13 Loan Provisions.)

On each Monthly Anniversary, the Monthly Deduction will reduce the cash value. The amount of Monthly Deduction taken from the Account(s) will be in the same proportion as each Account(s) cash value has to the total policy cash value.

THE SEPARATE ACCOUNT

The Separate Account is an investment account established under Texas law through which USAA Life Insurance Company invests the Net Premium Payments received for investment in the Variable Fund Accounts under this policy. The Separate Account is divided into subdivisions called the Variable Fund Accounts under this policy. Each Variable Fund Account invests the Net Premium Payments allocated to it in a particular Fund. The assets of the Separate Account are owned by USAA Life Insurance Company. To the extent that the assets are equal to the reserves and other contractual liabilities, they are not chargeable with liabilities arising out of any other business of the Company. The income, gains, and losses, realized or unrealized, from the assets of the Separate Account are credited or charged against the Separate Account without regard to other income, gains or losses of the Company. The assets of the Separate Account shall be valued at the end of each Valuation Date. The Separate Account is registered as an investment company under federal securities law.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
               SECTION 9. CASH VALUE AND POLICY CHARGES (Cont.)
 -----------------------------------------------------------------------------

YOUR VALUE IN VARIABLE FUND ACCOUNTS

At the end of each Valuation Date, the Accumulation Unit value for each Variable Fund Account is computed. Your value in a Variable Fund Account is determined by multiplying the number of Accumulation Units credited to that Variable Fund Account by the value of the Accumulation Unit as of the end of any Valuation Date. Accumulation Units are credited to a Variable Fund Account under this policy when you pay us premium and allocate it to the particular Variable Fund Account. The number of Accumulation Units credited to a Variable Fund Account under this policy is determined by dividing the Net Premium Payment credited to the Account by the Account's Accumulation Unit value next computed on the Date Of Receipt of the premium payment. Each Variable Fund Account's Accumulation Units are valued separately. The Accumulation Unit value of a Variable Fund Account as of the end of any Valuation Date is calculated as (1) multiplied by (2) where:

      (1) Is the Accumulation Unit Value for the Account as of the end of the immediately preceding Valuation Period; and
      (2) Is the Net Investment Factor for the Valuation Period ending on that Valuation Date.

Your value in a Variable Fund Account is also reduced by any values you have withdrawn or transferred and less any Monthly Deductions, transfer charges, and partial surrender charges applied through that date. You may learn what the daily value of an Accumulation Unit is and the number of units credited to the Variable Fund Accounts under your policy by contacting our Home Office.

NET INVESTMENT FACTOR

The net investment factor is an index number that reflects charges to this policy and investment performance during a Valuation Period. The net investment factor for a Variable Fund Account is determined by dividing (1) by
(2), and then subtracting (3) from the result, where:

      (1)   Is the net result of:

            (a) The Net Asset Value per share of the Fund shares held in the corresponding Variable Fund Account determined at the end of the current Valuation Period;
            (b) Plus the per share amount of any dividend or capital gain distributions made on the Fund shares held in the corresponding Variable Fund Account during the current Valuation Period;
            (c) Plus or minus a per share credit or charge for that current Valuation Period for any decrease, or increase, in any income taxes reserved that we determine has resulted from the investment operations of the particular Variable Fund Account or any other taxes which are applicable to this contract.

      (2) Is the Net Asset Value per share of the Fund shares held in the corresponding Variable Fund Account determined at the beginning of the current Valuation Period.

      (3) Is a factor representing the mortality and expense risk. The annual charge rate is .75%. We may lower this charge at our discretion but we guarantee that it will not be raised.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
               SECTION 9. CASH VALUE AND POLICY CHARGES (Cont.)
 -----------------------------------------------------------------------------

MONTHLY DEDUCTION

The Monthly Deduction on each Monthly Anniversary shall be calculated as (1) plus (2) plus (3) where:

      (1) is the cost of the amount of insurance at risk to the Company and the cost for any policy riders;
      (2) is the Administrative Charge, which is a flat charge per policy that is applied only during the first 12 months that this policy is in effect; and
      (3)   is the Maintenance Charge, which is a flat charge per policy.


The first-year monthly Administrative Charge and the policy Maintenance Charge are set forth on the Policy Information Page. The Monthly Deduction will be withdrawn from your Accounts on the Monthly Anniversary in the same proportion as each Account's value has to the total policy cash value.


PREMIUM  CHARGE

A Premium Charge of 3% is deducted from premium payments to compensate us for sales charges and taxes related to this policy. The resulting Net Premium Payment is then allocated to the Variable Fund Account(s). See Section 7 Premium Provisions for an explanation of when this charge will not be made.

MORTALITY AND EXPENSE CHARGE

Certain charges are deducted on a daily basis from the net assets of the Variable Fund Accounts. These charges have an effect on the policy's cash value:

      (1) a daily charge of .00204% (equal to .75% annual rate) for the mortality and expense risks assumed by us; and,
      (2) if necessary, a charge for federal income taxes attributable to the Separate Account.

FULL SURRENDER CHARGE

While the Insured is living and the policy is in force, the Owner may surrender the policy in full for its cash value. If the policy is surrendered in full, the amount payable may reflect a deduction for the Surrender Charge. The net amount that you would receive is the policy's cash surrender value. The purpose of the Surrender Charge is to compensate the Company for expenses incurred in the distribution of the policies. If assessed upon the surrender of the policy, the Surrender Charge reduces the amount paid to the owner.


The amount of the Surrender Charge is based upon the Specified Amount and the Annual Target Premium Payment. The Surrender Charge declines each policy year and is eliminated after the policy has been in effect 10 Policy Years. If the policy is surrendered during a Policy Year, the Surrender Charge is determined by multiplying the applicable percentage for a surrender during that Policy Year times the Annual Target Premium Payment. The Surrender Charge is based upon the Policy Year in which the policy is surrendered and the amount of the Annual Target Premium Payment.


VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
               SECTION 9. CASH VALUE AND POLICY CHARGES (Cont.)
 -----------------------------------------------------------------------------


If the Specified Amount is increased or decreased within the first 10 Policy Years, a new Annual Target Premium Payment will be declared by us. This new Annual Target Premium Payment will be used to make the described calculation to determine whether the Surrender Charge applies. The applicable percentage for a surrender of the policy during a Policy Year is determined as follows:


      If the Policy is Surrendered During               Applicable Percentage
      -----------------------------------               ---------------------
         Policy Year     1                                       50%
         Policy Year     2                                       45%
         Policy Year     3                                       40%
         Policy Year     4                                       35%
         Policy Year     5                                       30%
         Policy Year     6                                       25%
         Policy Year     7                                       20%
         Policy Year     8                                       15%
         Policy Year     9                                       10%
         Policy Year     10                                      5%
         Policy Year     11 & thereafter                         0%

For example, if the Annual Target Premium Payment was $2,000 and the policy was surrendered in full during the first Policy Year, the Surrender Charge would be determined by multiplying 50% times $2,000 or 50% X 2,000 = $1,000. Thus, in this example the Surrender Charge would be $1,000.

PARTIAL SURRENDER (WITHDRAWAL) CHARGES

The amount of cash value you may obtain through a partial surrender is limited. The policy's remaining cash value after a partial surrender may not be less than an amount equal to the then current Surrender Charge for a full surrender. For each partial surrender of cash value, there is an administrative fee equal to the lesser of $25.00 or 2% of the amount withdrawn.

TRANSFER CHARGE

You may transfer value from a Variable Fund Account to another Variable Fund Account six times during a Policy Year without a charge. Additional transfers may be made subject to a charge of $25.00 per transfer.

COST OF INSURANCE


The cost of insurance is calculated on each Monthly Anniversary. First, we divide the Death Benefit on the Monthly Anniversary by a factor that discounts the Death Benefit to the beginning of the month, and then we subtract the cash value. Cash value, in this instance, is cash value at the beginning of the month prior to deductions for cost of insurance. We divide the resulting amount by 1000 and multiply that result by the applicable cost of insurance rate.


VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
               SECTION 9. CASH VALUE AND POLICY CHARGES (Cont.)
 -----------------------------------------------------------------------------

COST OF INSURANCE RATE

The cost of insurance rates for each Specified Amount are based on the Insured's age, sex and rate class. Current costs of insurance rates are based on our expectations as to future mortality experience. Any changes to cost of insurance rates will apply to all persons of the same age, sex and rate class. We guarantee that the cost of insurance rates will never be greater than those shown in the Table of Monthly Guaranteed Cost of Insurance Rates in this policy. These guaranteed rates are based on the 1980 Commissioners Standard Ordinary Mortality Table.

INSUFFICIENT CASH VALUE

If the cash value, on the Monthly Anniversary is insufficient to cover the Monthly Deduction for the following month, and any loan interest then due, the policy and all benefits provided by rider will end as provided in the Grace Period Provision. Any deduction for the cost of insurance after Lapse shall not be considered a reinstatement of the policy (or of any benefit provided by rider) nor a waiver by us of the Lapse.

 -----------------------------------------------------------------------------
             SECTION 10. AVAILABILITY OF FUNDS AND VOTING RIGHTS
 -----------------------------------------------------------------------------

A Fund may, in our judgment, become unsuitable for investment by an Account. This might happen because of a change in investment policy, because of a change in laws or regulations, because the shares are no longer available for investment, or for some other reason. We reserve the right, subject to compliance with federal and state law, to eliminate or merge any Funds that are made available through this policy and possibly substitute another Fund if, in our judgement, further investment in the Fund becomes undesirable in view of the purposes of this policy. We may add new Variable Fund Accounts under this policy to permit investment in additional Funds. We will give you written notice of the addition, elimination, merger or substitution of any Fund as required by law.


If required we would first notify and receive approval from the United States Securities and Exchange Commission ("S.E.C.") and the Texas Insurance Department. This approval process will be on file with our domicile State of Texas as required by law. If the S.E.C. requires that such action receive approval from a majority of the policyholders in the Account, then you will be notified of your right to vote. You will be notified of any material change in the investment policy of any Fund in which you have an interest.


You have voting rights in relation to your value maintained in the Variable Fund Accounts. We will vote shares of the underlying Funds in which the Variable Fund Accounts invest and that are attributable to Owners in the manner instructed by Owners. Owners may give instructions equal to the number of shares represented by the Units attributable to their Variable Fund Accounts. We will vote such shares held by the Variable Fund Accounts that are either (i) not attributable to Owners, or (ii) attributable to Owners and for which we have not received instructions, in the same manner and proportion as such shares for which we have received instructions. However, we may vote any shares of the underlying Funds without regard to instructions from Owners, and in our own right, where (i) applicable law specifically permits or (ii) we determine, based on our interpretation, that applicable law permits. In all cases, we will vote separately for each Fund that corresponds to a Variable Fund Account where required by applicable law or appropriate.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
         SECTION 10. AVAILABILITY OF FUNDS AND VOTING RIGHTS (Cont.)
 -----------------------------------------------------------------------------

The number of votes for an underlying Fund will be determined as of the record date for such Fund as chosen by its board of trustees or board of directors. We will furnish Owners with proper forms and voting instruction forms to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) election of the board of trustees or board of directors, as applicable; (b) approval of the investment advisory agreement; (c) ratification of the independent auditing firm; (d) any change in the fundamental investment policy; and (e) any other matter requiring a vote of the shareholders.

 -----------------------------------------------------------------------------
             SECTION 11. POLICY SURRENDER AND PARTIAL SURRENDERS
 -----------------------------------------------------------------------------

FULL SURRENDER

You may surrender this policy for its entire cash value, upon Notice To Us. A Surrender Charge may be deducted by the Company pursuant to the Full Surrender Charge provision in Section 9. The net amount that you would receive is the policy's cash surrender value. We may require the return of your policy. The policy and all insurance will terminate as of the Date Of Receipt of your request for full surrender.

PARTIAL SURRENDERS (WITHDRAWALS)


After the first policy year, you may surrender a part of this policy. A fee for administrative processing equal to the lesser of $25.00 or 2% of the amount withdrawn will be charged for all partial surrenders. You may direct how a partial surrender and the administrative fee should be withdrawn from the current value of the Account(s). If no withdrawal allocation is specified, the partial surrender and the administrative fee will be withdrawn from the Account(s) in the same proportion as each Account's value has to the total policy cash value. Partial surrenders will reduce the policy's death benefit on a dollar for dollar basis. A partial surrender under Option A reduces the Specified Amount dollar for dollar and also reduces the cash value dollar for dollar. Under Option B a partial surrender reduces the cash value dollar for dollar but the Specified Amount remains constant. In those instances where the death benefit is the Minimum Amount Insured, the decrease in death benefit will be equal to the partial surrender multiplied by the appropriate specified percentage.


DETERMINATION AND PAYMENT OF VARIABLE BENEFITS

We will make payments under this policy as follows:

      (1) Full surrenders and partial surrenders of cash value will usually be paid within seven days after receipt of your written request at our Home Office. The cash value available will be determined at the Accumulation Unit value that is next computed on the Date Of Receipt of the surrender request. Partial surrenders are not allowed during the first policy year.

      (2) Loans will usually be paid within seven days after receipt of your written request at our Home Office. The loan value available will be determined as of the Date Of Receipt of your loan request. Policy loans are not allowed during the first Policy Year.

      (3) Benefits at maturity will usually be paid within seven days after the Valuation Date on which this policy matures.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
         SECTION 11. POLICY SURRENDER AND PARTIAL SURRENDERS (Cont.)
 -----------------------------------------------------------------------------

      (4) The death benefit will usually be paid within seven days after receipt at our Home Office of due proof of the Insured's death and all other requirements necessary to make payment. The cash value portion of the death benefit will be determined as of the Valuation Date immediately following the date of death.

POSTPONEMENT OF PAYMENTS

We may not be able to determine the value of assets of the Accounts if: (1) the New York Stock Exchange is closed; (2) the S.E.C. requires trading to be restricted or declares an emergency; or (3) the S.E.C., by order, permits us to defer payments for the protection of our policyowners.

During such times we may defer:

      (1)   determination of Account values;
      (2)   payment of such values;
      (3)   payment of loans;
      (4)   any requested transfer of Account values; and
      (5)   use of the death benefit under the Settlement Options.

Requests for partial surrenders, full surrenders, loans or refunds which would be derived from a premium payment made by a check may be deferred until the check has cleared the banking system.

 -----------------------------------------------------------------------------
                 SECTION 12. GRACE AND REINSTATEMENT PERIODS
 -----------------------------------------------------------------------------

GRACE PERIOD

On any Monthly Anniversary when the cash value, is less than the Monthly Deduction for the following month and any loan interest then due, a grace period will begin. During the grace period, you must send us enough premium to cover three Monthly Deductions and any loan interest due. We will notify you, and any assignee of record, of the grace period expiration date. The grace period is 61 days and will begin on the date this notice is mailed to you.

If the premium described above is not paid within the grace period, all insurance, including benefits provided by rider, terminates, and a Lapse has occurred. If the Insured dies during the grace period, the death benefit, less any due and unpaid Monthly Deduction(s) and any loan interest due through the month of death, will be paid to the Beneficiary.

If you have paid sufficient premium for the Guaranteed Death Benefit to apply the policy may not necessarily Lapse during the first five Policy Years. See the Guaranteed Death Benefit provision in Section 7 for an explanation of how much premium must be paid for the benefit to apply.

REINSTATEMENT

If a Lapse of this policy occurs, you may apply for reinstatement within five years and before the Maturity Date. We require the following:

      (1)   proof of insurability satisfactory to us;
      (2)   a written application for reinstatement;



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
             SECTION 12. GRACE AND REINSTATEMENT PERIODS (Cont.)
 -----------------------------------------------------------------------------

      (3)   payment of premium sufficient to pay the Monthly Deductions for at
            least  three  months   beginning   with  the  effective   date  of
            reinstatement; and
      (4)   payment of, or agreement to reinstate, any Indebtedness.

The effective date of the reinstated policy will be the Monthly Anniversary on or before the approval date of reinstatement.

The Suicide and Incontestability provisions will apply from the effective date of reinstatement. If the policy has been in force for two years during the lifetime of the Insured, it will be contestable only as to statements made in the reinstatement application. If the policy has been in force for less than two years, it will be contestable as to statements made in any reinstatement applications as well as the initial application.

 -----------------------------------------------------------------------------
                         SECTION 13. LOAN PROVISIONS
 -----------------------------------------------------------------------------

LOANS

This policy may have a cash value. After this policy has been in effect one year, you may take a loan against the cash surrender value using this policy as the sole security for the loan. The maximum amount that you may borrow at any time is the loan value. The maximum loan value is 85% of the cash value available to you assuming a full surrender of the policy. You may request a loan at any time by Notice To Us or telephone request.

The portion of the cash value equaling the amount of the loan will be withdrawn from the Account(s) and transferred to the Company's general account consisting of all its other assets and liabilities.

LOAN ALLOCATION


You may allocate how an amount equal to the amount of the loan should be withdrawn from the current value of the Account(s). If no allocation is specified, the value in the amount of the loan will be withdrawn from the Account(s) in the same proportion as each Account's value has to the total policy cash value. Values will be determined as of the Date Of Receipt of the loan request.


LOAN INTEREST

You are charged interest on the loan at a maximum annual rate of 6% payable in advance. We have the option of charging less. For policies that have been in effect more than 10 Policy Years and if the Insured is 55 or older, we charge a preferred loan interest rate of 4.5%. We have the option of charging less for a preferred loan. The entire amount of interest on your loan balance for each Policy Year is payable in advance at the commencement of the loan and at the beginning of each Policy Year thereafter. We will automatically deduct the interest from your Account(s) in the same proportion as the loan amount was withdrawn from the Account(s). If there is insufficient value in your Account(s) to pay the interest in advance, we will add the amount of any unpaid interest to the amount of the loan, and will charge the same rate of interest.

Because interest is paid in advance, loan repayments during a Policy year may result in an overpayment of interest. We will credit any overpayment of interest to you on the date of any loan repayment.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                     SECTION 13. LOAN PROVISIONS (Cont.)
 -----------------------------------------------------------------------------

LOAN REPAYMENT


A loan may be repaid in full or in part at any time before the Insured's death and while the policy is in effect. If not repaid, we will deduct the Indebtedness from the Death Benefit, the benefit at maturity, or a full surrender. Loans and unpaid loan interest in existence at the end of a grace period may not be paid until the policy is reinstated. You may direct how a loan repayment should be allocated among each Account. If no allocation is specified, the loan repayment will be allocated to the Account(s) in the same proportion as Net Premium Payments are being allocated to the Account(s).


EFFECT OF LOAN

A loan will reduce the value of the Account(s) from which it is deducted. Thus, the amount loaned will not share in the investment experience of the Account(s). The unpaid amount of the loan and any accrued interest withdrawn from you Account(s) will however earn interest and will be credited on a daily basis with an effective annual rate of 4%. A loan, whether repaid or not, will have a permanent effect on the cash value of the policy.

 -----------------------------------------------------------------------------
                        SECTION 14. SETTLEMENT OPTIONS
 -----------------------------------------------------------------------------

Instead of having the death benefit paid immediately to the Beneficiary(s) in one lump sum, you may choose another form of payment for all or part of the death benefit. If you do not arrange for this before the Insured dies, the Beneficiary will have this right after the Insured dies. Arrangements made by you before the Insured's death, however, cannot be changed by the Beneficiary after the Insured's death. The options are:

      (1) INTEREST ONLY OPTION: The principal amount may be left on deposit with us for a mutually determined period not to exceed 30 years. Interest payments will be paid at mutually determined regular intervals. The principal amount will earn interest at a minimum rate of 3% compounded annually. At the end of the final period, the principal amount will be paid.

      (2)   INSTALLMENT OPTIONS:

            A. FIXED PERIOD: The principal amount plus interest will be paid in equal or unequal installments for a specified number of years (not more than 30). The installments will not be less than those shown in the Table of Guaranteed Payments. (See Section 15.)

            B. FIXED AMOUNT: The principal amount plus interest will be paid in equal or unequal installments, as mutually agreed upon until the amount applied, together with interest on the unpaid balance, has been paid in full.

      (3) OTHER: We will apply the sum under any other option requested that we make available at the time of the Insured's death.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                    SECTION 14. SETTLEMENT OPTIONS (Cont.)
 -----------------------------------------------------------------------------

The Beneficiary may designate a successor payee as to any amount that we would otherwise pay to the Beneficiary's estate.

Any arrangements involving more than one of the options, or involving a Beneficiary who is not a natural person (for example, a corporation) or who is a fiduciary (for example, a trustee), must have our approval. Also, details of all arrangements will be subject to our rules at the time the arrangement takes effect.

Amounts applied under these options will not be subject to the claims of creditors or to legal process, to the extent permitted by law.



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

 -----------------------------------------------------------------------------
                   SECTION 15. TABLE OF GUARANTEED PAYMENTS
 -----------------------------------------------------------------------------

              (MINIMUM LEVEL AMOUNT FOR EACH $1,000 OF PROCEEDS)

       Years    Monthly Payment      Years    Monthly Payment

         1          84.47              16         6.53
         2          42.86              17         6.23
         3          28.99              18         5.96
         4          22.06              19         5.73
         5          17.91              20         5.51

         6          15.14              21         5.32
         7          13.16              22         5.15
         8          11.68              23         4.99
         9          10.53              24         4.84
         10         9.61               25         4.71

         11         8.86               26         4.59
         12         8.24               27         4.47
         13         7.71               28         4.37
         14         7.26               29         4.27
         15         6.87               30         4.18



VUL31891TX 2-98                                                     31891-0298
                                                                    ----------
                                                                     VUL200T1

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                 [USAA LOGO]


                         USAA LIFE INSURANCE COMPANY
               9800 Fredericksburg Road  San Antonio, TX 78288

THE DEATH BENEFIT OF THIS POLICY MAY BE VARIABLE AS TO THE AMOUNT OR DURATION, OR BOTH, DEPENDING UPON THE DEATH BENEFIT OPTION SELECTED AND THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, BUT SHALL NEVER BE LESS THAN THE SPECIFIED AMOUNT SUBJECT TO ANY POLICY INDEBTEDNESS AND PARTIAL SURRENDERS AS LONG AS THERE IS SUFFICIENT CASH VALUE TO KEEP THE POLICY IN EFFECT. See Sections 8 & 9.

THE CASH VALUE OF THIS POLICY WILL VARY FROM DAY TO DAY. IT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT.

VARIABLE UNIVERSAL LIFE INSURANCE PLAN

FLEXIBLE PREMIUMS PAYABLE DURING LIFETIME OF INSURED UNTIL MATURITY DATE.

VARIABLE DEATH BENEFIT PAYABLE PRIOR TO MATURITY DATE. CASH VALUE PAYABLE ON MATURITY DATE.

INVESTMENT EXPERIENCE REFLECTED IN BENEFITS.

NON-PARTICIPATING POLICY.


VUL31891TX  2-98                                                    31891-0298
                                                                    ----------
                                                                     VUL200T2

                         USAA LIFE INSURANCE COMPANY

                ACCELERATED BENEFIT FOR TERMINAL ILLNESS RIDER

 -----------------------------------------------------------------------------
                               RIDER AGREEMENT
 -----------------------------------------------------------------------------

NOTICE


The receipt of accelerated benefits under this rider may be taxable. Please consult your personal tax adviser.


 -----------------------------------------------------------------------------
                                 THE BENEFIT
 -----------------------------------------------------------------------------


The Company will make an accelerated benefit payment to the Owner of the policy prior to the Maturity Date upon receipt of proof satisfactory to it that the Insured is terminally ill as defined below. The accelerated benefit payment plus accrued interest and any unpaid premium will be treated as a lien against the Death Benefit and will reduce the amount payable to the beneficiary at the Insured's death. The maximum accelerated benefit payment that will be made is the lesser amount of (1) one half of the current Death Benefit of the policy, excluding additional benefits payable under other riders, or (2) $250,000. Before this benefit is paid to the Owner, an amount equal to any outstanding loan and unpaid interest will be deducted from the benefit amount and applied to pay the Company. We must receive a written request by the Owner for an accelerated benefit payment.


 -----------------------------------------------------------------------------
                          PROOF OF TERMINAL ILLNESS
 -----------------------------------------------------------------------------


A terminal illness is an illness which is expected to result in the Insured's death within 12 months from the Owner's request for an accelerated benefit payment. We will require the Owner to provide the certification of a licensed physician, who is not the Owner, Insured or a member of either's family, describing the Insured's health condition and stating that the Insured's life expectancy is 12 months or less. We reserve the right to obtain a second opinion at our expense.

 -----------------------------------------------------------------------------
                            EFFECT ON YOUR POLICY
 -----------------------------------------------------------------------------

The accelerated benefit payment first will be used to repay any outstanding policy loans and unpaid loan interest. The accelerated benefit payment will be treated as a lien against your policy values.

Death proceeds which are payable on the death of the Insured will be reduced by the amount of the lien and any policy loans, plus accrued interest. Monthly deductions are still required to be made after an accelerated benefit payment.

Your access to the cash value of your policy through policy loans, partial withdrawals, or full surrender is limited to any excess of the cash value over the amount of the lien.

 -----------------------------------------------------------------------------
                                   INTEREST
 -----------------------------------------------------------------------------

Interest will be charged on the amount of the accelerated benefit payment and any Monthly Deductions paid by the Company accruing daily until the Insured's death. The interest rate will be the published monthly average for the calendar month ending two months before the date on which the accelerated payment is made of Moody's Corporate Bond Yield, as published by Moody's Investor Service Inc. The interest rate will not exceed the maximum rate permitted by the laws of the state where this policy is issued. If the Moody's Corporate Bond Yield is discontinued, we may substitute another method of determining the interest index that is permitted by the laws of the state where this policy is issued.


VUL31851ST 2-98                     ULife                           31851-0298
                                                                    ----------
                                                                     VUL304ST

 -----------------------------------------------------------------------------
          PREMIUMS AND DEATH BENEFIT IN THE EVENT OF AN ACCELERATED
                               BENEFIT PAYMENT
 -----------------------------------------------------------------------------

Premium payments (known as "cost of insurance" payments for universal life policies) are still required to be made after the accelerated benefit payment. If a premium payment or cost of insurance is not paid when due, we will pay the premium on behalf of the Owner and add the premium amount to the accelerated benefit payment amount to be deducted from the death benefit. Should the amount of the accelerated benefit payment plus accrued interest and unpaid premiums (or cost of insurance on universal life policies) ever exceed the amount of the death benefit, the policy terminates and no additional insurance benefits are payable.

 -----------------------------------------------------------------------------
                              GENERAL CONDITIONS
 -----------------------------------------------------------------------------

An accelerated benefit payment must be approved in writing by any irrevocable beneficiary and any assignee.

This rider provides for the early, partial payment of the Death Benefit. This is not meant to cause the Owner to involuntarily access proceeds intended for payment to the beneficiary. Therefore, the Owner is not eligible for this benefit:

      1) If the Owner is required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

      2) If the Owner is required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.

The terms and conditions of the policy apply to this rider. Where the terms or conditions of the policy are inconsistent with those of this rider, the rider prevails. This rider is non-participating, does not share in the Company's profits or surplus earnings, and has no cash value.


 -----------------------------------------------------------------------------
                                 TERMINATION
 -----------------------------------------------------------------------------

This rider will terminate upon the policy's termination.

This rider is issued and attached to the policy by USAA Life Insurance Company, San Antonio, Texas.

Effective Date of this rider if other than effective date of policy:_________.



                                        /s/ EDWIN L. ROSANE
                                        -------------------
                                        Edwin L. Rosane - President


VUL31851ST 2-98                     ULife                           31851-0298
                                                                    ----------
                                                                     VUL304ST

                          USAA LIFE INSURANCE COMPANY

                        ACCIDENTAL DEATH BENEFIT RIDER

 -----------------------------------------------------------------------------
                                RIDER AGREEMENT
 -----------------------------------------------------------------------------

USAA LIFE INSURANCE COMPANY, for consideration received, shall pay the applicable accidental death benefit, subject to the conditions and limitations below. This rider is issued in consideration of the application for the rider and the future payment of the additional cost of insurance for this rider. The application is attached to and made part of this rider.

 -----------------------------------------------------------------------------
                         RIDER BENEFITS AND EXCLUSIONS
 -----------------------------------------------------------------------------

The amount of accidental death benefit is the amount selected by the applicant and approved by the Company. The company will pay this amount to the beneficiary upon receipt of due proof that:

      1. The death of the Insured resulted directly and independently of all other causes from bodily injury effected solely through external, violent, and accidental means as evidenced by a visible contusion or wound on the exterior of the body (except in case of drowning or internal injuries revealed by an autopsy); and
      2.    Death occurred within 90 days of such injury; and
      3.    Death occurred while the policy and this rider were in force; and
      4. Coverage was not excluded under the "Exceptions and Exclusions" provision below.

BENEFICIARY

Unless otherwise directed in writing this benefit will be paid:

      1.    To the beneficiary under the policy; and
      2.    In the same manner as the proceeds of the policy.

EXCEPTIONS AND EXCLUSIONS

This accidental death benefit will not be paid if the Insured's death results directly or indirectly from, or is contributed to, by any of the following causes:

      1. Intentionally self-inflicted injury or suicide, while sane or insane; or
      2. Bodily or mental infirmity, illness or disease, or medical or surgical treatment therefor; or
      3. Any infection not occurring as a direct consequence of an accidental bodily injury; or
      4. War (declared or not), or any act or incident thereto, while the Insured is in the armed forces; or
      5.    Participation in or commission of a felony or an assault; or
      6.    Participation in a riot; or
      7.    The unprescribed use of drugs or narcotics; or
      8. Travel or flight in or descent from or with any aircraft UNLESS the Insured is a passenger with no flight duties; or
      9. Travel or flight in or descent from or with any spacecraft or space vehicle of any type.



VUL31839ST 2-98                     ULife                           31839-0298
                                                                    ----------
                                                                     VUL302ST

 -----------------------------------------------------------------------------
                              GENERAL PROVISIONS
 -----------------------------------------------------------------------------

COST OF INSURANCE

The cost of insurance for this rider is in addition to the cost of insurance for the policy and is due on the same date. The cost of insurance for this rider will be payable until the Expiration Date of this rider unless the death of the Insured occurs prior to that time. In such event, no further payment is due.

REINSTATEMENT

This rider may be reinstated under the same terms and conditions as the policy to which it is attached. The insured must be living on the date the rider is reinstated.

WAIVER OF MONTHLY DEDUCTION

If the policy provides for the Waiver of Monthly Deduction benefit, such benefit will also apply to this rider. Otherwise, no such benefit exists under this rider.

POLICY PROVISIONS

This rider is attached to and is part of the policy. The terms and conditions of the policy apply to this rider. Where such terms and conditions are inconsistent, the rider prevails with respect to rider benefits. The policy, any riders, and the application(s) form the entire contract.

INCONTESTABILITY

The Company will not contest this rider for any reason, other than nonpayment of the cost therefor or fraud after it has been in force for two years during the lifetime of the Insured. For any increase in coverage under this rider, such two-year period begins on the Effective Date of the increase.

MISSTATEMENT OF AGE

If the age of the Insured was not correctly stated when this rider was issued, the Company will adjust the benefits to the correct amount at the time of death of the insured. This means that the benefits of this rider will be changed to that which the premium would have purchased at the correct age.

CHANGE IN COVERAGE

Anytime after the Effective Date of this rider, the amount of the accidental death benefit may be changed. Any change will be subject to the following conditions:

      1.    A written request must be submitted to the Company;
      2. The new amount may not exceed the current death benefit of the policy; and
      3. For any increase, an application and evidence of insurability satisfactory to the Company must be submitted.

DIVIDENDS

This rider will not share in any of the Company's profits or surplus earnings.

VALUES

This rider has no cash value, surrender value, or loan value.

AUTOPSY

Unless prohibited by law, the Company shall have the right to examine the body and make an autopsy at the Company's expense.



VUL31839ST 2-98                     ULife                           31839-0298
                                                                    ----------
                                                                     VUL302ST

 -----------------------------------------------------------------------------
                             TERMINATION OF RIDER
 -----------------------------------------------------------------------------


This rider will terminate on the earliest of:

      1.    The policy anniversary date after the Insured's 70th birthday; or
      2. The rider's Monthly Anniversary date after a written request for termination is received by the Company; or
      3.    The date the policy otherwise terminates.


 -----------------------------------------------------------------------------
                                EFFECTIVE DATE
 -----------------------------------------------------------------------------

The Effective Date of this rider will be:

      1. The Effective Date of the policy, unless a later date is shown below; or
      2. The date of any approved increase in the accidental death benefit amount; or
      3. The Monthly Anniversary date after written request to decrease benefits is received by the Company.

This rider is issued and attached to the policy by USAA Life Insurance Company, San Antonio, Texas.

Effective  Date of  this  rider  if  other  than  effective  date  of  policy:
_____________.



                                             /s/ EDWIN L. ROSANE
                                             -------------------
                                             Edwin L. Rosane - President


VUL31839ST 2-98                     ULife                           31839-0298
                                                                    ----------
                                                                     VUL302ST

                          USAA LIFE INSURANCE COMPANY

                      CHILDREN TERM LIFE INSURANCE RIDER
 -----------------------------------------------------------------------------
                                RIDER AGREEMENT
 -----------------------------------------------------------------------------

USAA LIFE INSURANCE COMPANY, for consideration received, will provide level term life insurance on any Insured Child and shall pay the amount of life insurance, subject to the conditions and limitations below. This rider is issued in consideration of the application and the future deduction of cost for this rider.

 -----------------------------------------------------------------------------
                                  DEFINITIONS
 -----------------------------------------------------------------------------

For purposes of this rider, the following definitions apply:

      1) The Insured is the person insured under the policy to which this rider is attached.

      2)    An Insured Child is:

            a) Any child, stepchild, or legally adopted child of the Insured, provided such individual is listed in the application for this rider, and also provided that the child is under 18 years of age at the time of application;
            b) Any child subsequently born of the marriage of the Insured, provided the child is born alive;
            c) Any child subsequently adopted by the Insured, provided the child is under 18 years of age at the time of adoption.

      3) The Expiration Date is the rider anniversary following the Insured's 70th birthday, or the rider anniversary following the youngest Insured Child's 25th birthday, whichever is earlier.

 -----------------------------------------------------------------------------
                                   BENEFITS
 -----------------------------------------------------------------------------

USAA LIFE INSURANCE COMPANY will provide the following benefits upon receipt of due proof that death occurred while this rider is in force.

BENEFIT A. ON DEATH OF AN INSURED CHILD

If any Insured Child dies during the first 13 days of life, we will pay the sum of $2,000.00. This benefit is not payable for a stillbirth or a fetus that is aborted.

If an Insured Child dies on the 14th day of life or later, and during the term of this insurance, we will pay the Amount of Insurance that has been selected and approved.

We will pay the benefit to:

      1)    The Insured, if living; otherwise
      2)    The estate of the Insured Child; or
      3)    As otherwise stated in the application.

BENEFIT B. ON DEATH OF INSURED

Upon death of the Insured, coverage will continue as paid-up level term life insurance on any living Insured Child until the rider anniversary following the child's 25th birthday. This paid-up term life insurance may be converted as provided in this rider.

The paid-up term life insurance provided under this benefit will have cash value. If this insurance is surrendered, we will pay the cash value. The cash value is equal to the Net Single Premium for the paid-up insurance. Calculations are based on the Commissioner's 1980 Standard Ordinary Mortality Table with interest at 4-1/2% per year. The cash value of the paid-up term insurance, on the rider anniversary and 30 days thereafter, will not be less than the present value (on the anniversary) of the future benefits provided by the rider.



VUL31838ST 2-98                     ULife                           31838-0298
                                                                    ----------
                                                                     VUL301ST

 -----------------------------------------------------------------------------
                               TERM OF INSURANCE
 -----------------------------------------------------------------------------

The insurance on an Insured Child will end on the rider anniversary following the child's 25th birthday.

 -----------------------------------------------------------------------------
                              PREMIUM PROVISIONS
 -----------------------------------------------------------------------------

COST FOR RIDER

Thecost for this rider is in addition to the cost for the policy. The cost for this rider will be deducted from the cash value of the policy on the same dates as the monthly deduction for the policy. The cost for the rider will be deducted until the Expiration Date of the rider unless the death of the Insured occurs prior to that time. In such event, no further cost for this rider is due.

REINSTATEMENT

This rider may be reinstated under the same terms and conditions as the policy to which it is attached. All persons to whom the reinstated coverage applies must be living on the date the rider is reinstated.

WAIVER OF MONTHLY DEDUCTION

If the policy provides for a Waiver of Monthly Deduction Benefit, it will also apply to this rider. Otherwise, no such benefit exists under this rider.

 -----------------------------------------------------------------------------
                              GENERAL PROVISIONS
 -----------------------------------------------------------------------------

POLICY PROVISIONS

The terms and conditions of the policy apply to the rider. Where the terms or conditions of the policy are inconsistent with those of the rider, the rider prevails. The policy, the rider, and the applications(s) form the entire contract.

INCONTESTABILITY

The Company will not contest this rider for any reason other than for non-payment of the cost for it or fraud after it has been in force for two years during the lifetime of any child named in the original application who is insured by this rider.

SUICIDE EXCLUSION

If the Insured, while sane or insane, commits suicide during the first two years the rider is in force, the only benefit payable will be an amount equal to the total cost for the rider deducted prior to the date of death. The two-year period begins on the Effective Date of the rider. An Insured Child may immediately apply for conversion.

DIVIDENDS

This rider is non-participating and will not share in any of the Company's profits or surplus earnings.

VALUES

This rider has no cash value, surrender value, or loan value except as provided under Benefit B.



VUL31838ST 2-98                     ULife                           31838-0298
                                                                    ----------
                                                                     VUL301ST

 -----------------------------------------------------------------------------
                             CONVERSION PRIVILEGE
 -----------------------------------------------------------------------------

The term insurance on the life of any Insured Child may be converted to any form of permanent life insurance that we write. We will not require proof of insurability to convert. The amount of insurance under the new policy must be at least the minimum amount we require for the plan chosen and may be up to four times the amount of insurance on an Insured Child under this Rider. The amount of insurance may not, however, exceed a combined total of $100,000 under all policies issued by USAA LIFE INSURANCE COMPANY pursuant to any rider conversion privilege.

An application to convert the term insurance on the life of any Insured Child may only be made during the 60-day period immediately preceding:

      1)    The rider anniversary  following an Insured Child's 25th birthday;
            or
      2)    The rider anniversary following the Insured's 70th birthday;

whichever occurs first. Application to convert may be made only within this 60-day period.

The new policy will be issued in the same mortality risk class as the insurance being converted. The premium charged will be our published rate for the person to be insured as of the date of conversion. Only the amount of term insurance on an Insured Child under this Rider will be converted without proof of insurability. Any additional insurance benefits requested to be part of the new policy must be applied for and receive our underwriting approval.

The requirements to convert are:

      1)    Written application from the person to be insured; and
      2)    Payment of the first premium for the new policy.

For conversion to be effective, we must receive these requirements during the lifetime of the person to be insured and before the date the insurance being converted will terminate.

 -----------------------------------------------------------------------------
                             TERMINATION OF RIDER
 -----------------------------------------------------------------------------

Except as provided in Benefit B., this rider will terminate on the earliest of:

      1)    The rider anniversary following the Insured's 70th birthday; or
      2) The rider anniversary following the youngest Insured Child's 25th birthday; or
      3) The expiration of the Grace Period for unpaid cost for this rider or the policy; or
      4)    The date the policy is surrendered or otherwise terminated.

This rider is issued and attached to the policy by USAA Life Insurance Company, San Antonio, Texas.

Effective  Date of  this  rider  if  other  than  effective  date  of  policy:
____________________.



                                            /s/ EDWIN L. ROSANE
                                            -------------------
                                            Edwin L. Rosane - President


VUL31838ST 2-98                     ULife                           31838-0298
                                                                    ----------
                                                                     VUL301ST

                         USAA LIFE INSURANCE COMPANY

                         EXTENDED MATURITY DATE RIDER

 -----------------------------------------------------------------------------
                               RIDER AGREEMENT
 -----------------------------------------------------------------------------


The policy is issued to mature on the Monthly Anniversary, as defined in the policy, following the Insured's 100th birthday. Prior to the policy's Maturity Date, the Owner may request an extension of the policy's Maturity Date. An extension of the policy's Maturity Date is subject to the conditions stated in this rider. If the policy is extended beyond its original Maturity Date, the Owner is responsible for any and all federal income tax consequences.

 -----------------------------------------------------------------------------
                                  CONDITIONS
 -----------------------------------------------------------------------------

The Maturity Date may be extended subject to these conditions:

      1) The policy and this rider must be in force on the scheduled Maturity Date;

      2) The Owner must request an extension in writing and the written request must be received at our Home Office;

      3)    We must approve the extension of the Maturity Date;

      4) Any assignee of record must agree in writing to the extension of the Maturity Date;

      5) The new Maturity Date will be the date you request, but not longer than ten years from the scheduled Maturity Date.

If any of the above conditions are not met, the policy will be deemed to have terminated on the scheduled Maturity Date.

After the scheduled Maturity Date:

      1) The Death Benefit will be reduced to the policy's cash value less any outstanding loan and any unpaid loan interest.

      2) The cash value will continue to accrue in the same manner as described in the policy;

      3) Any policy loans in effect on the Maturity Date will continue to accrue interest;

      4)    We will not deduct future cost of insurance charges;

      5)    We will not accept any additional premium payments.

 -----------------------------------------------------------------------------
                              GENERAL PROVISIONS
 -----------------------------------------------------------------------------


This rider is attached to and is part of the policy. The terms and conditions of the policy apply to this rider except where they are inconsistent with this rider. Where the terms and conditions are inconsistent, the rider prevails.

The rider is issued and attached to the policy by USAA Life Insurance Company, San Antonio, Texas.

Effective Date of this rider if other than effective date of policy: _________.



                                       /s/ EDWIN L. ROSANE
                                       -------------------
                                       Edwin L. Rosane - President


VUL31852ST 2-98                     ULife                           31852-0298
                                                                    ----------
                                                                     VUL303ST

                          USAA LIFE INSURANCE COMPANY

                RIDER PROVIDING FOR WAIVER OF MONTHLY DEDUCTION
                    IN EVENT OF TOTAL PERMANENT DISABILITY

 -----------------------------------------------------------------------------
                                RIDER AGREEMENT
 -----------------------------------------------------------------------------

USAA LIFE INSURANCE COMPANY, for consideration received, will waive the Monthly Deduction for the policy and any attached riders, as provided. While this rider is in force, we will waive the Monthly Deduction that becomes due after the beginning of, and during the continuance of, the total and permanent disability of the Insured only if the Insured has been totally and permanently disabled as defined in this rider for at least six consecutive months. The amount of any Monthly Deduction waived under this rider will not be deducted from the Death Benefit at the time of settlement of the policy.

 -----------------------------------------------------------------------------
                 DEFINITION OF TOTAL AND PERMANENT DISABILITY
 -----------------------------------------------------------------------------

Total and permanent disability, for purposes of this rider, means:

      1. That it is due solely to sickness or injury, and begins prior to the Insured's attaining age 60; and

      2. That it is caused by a sickness or injury that first manifests itself while this rider is in force; and

      3. For the first two years, that the Insured is unable to perform the substantial duties of his or her occupation and is not engaged in any occupation for remuneration or profit; and

      4. Thereafter, that the Insured is unable to engage for remuneration or profit in any occupation for which the Insured is or becomes qualified by reason of education, training, or experience.

 -----------------------------------------------------------------------------
                           PRESUMPTION OF DISABILITY
 -----------------------------------------------------------------------------

Regardless of any other cause of disability, the following will be considered total and permanent disability under the terms of this rider:

      1.    The entire and irrecoverable loss of sight of both eyes;

      2. The loss by severance of both feet at or above the ankles or both hands at or above the wrists; or

      3. The loss by severance of one entire hand and one entire foot, as defined above.

 -----------------------------------------------------------------------------
                          REFUND OF COST OF INSURANCE
 -----------------------------------------------------------------------------

Any Monthly Deduction that is due during total and permanent disability before the Company's approval of a claim must be paid when due. Upon approval of the claim, the Company will refund the Monthly Deductions since the inception of the disability. In no event will more than two years of Monthly Deductions be refunded.

 -----------------------------------------------------------------------------
                                  EXCLUSIONS
 -----------------------------------------------------------------------------

No benefit will be provided if total and permanent disability results from:

      1. Intentionally self-inflicted injury including but not limited to the intentional use of illicit drugs; or

      2. Warfare, declared or undeclared, or any act incident thereto while the Insured is in the military; or

      3.    The  Insured's  participating  in or  committing  a  felony  or an
            assault  or  being   incarcerated   in  a  penal   institution  or
            governmental detention facility; or

      4.    A disability of less than six months' duration.



VUL31837ST 2-98                     ULife                           31837-0298
                                                                    ----------
                                                                     VUL300ST

 -----------------------------------------------------------------------------
                         NOTICE OF AND PROOF OF CLAIM
 -----------------------------------------------------------------------------

Before any Monthly Deduction is waived, notice of claim and due proof of the total and permanent disability of the Insured must be presented to our Home Office. The claim must be presented while the Insured is living and still totally and permanently disabled.

A claim under this rider will not be denied because of failure to comply with the above if:

      1.    It is shown that it was not reasonably possible to comply; and

      2. Notice and due proof was provided as soon as it was reasonably possible.

Before any claim for benefits is approved or continued, we reserve the right to have the Insured examined at our expense by one or more physicians of our choice when and as often as we may reasonably require.

 -----------------------------------------------------------------------------
        PROOF OF CONTINUANCE OF DISABILITY AND RECOVERY FROM DISABILITY
 -----------------------------------------------------------------------------

During the first two years of total and permanent disability, proof of the Insured's continued total and permanent disability and the Insured's employment status must be furnished whenever the Company requests. After two years, we will not request such proof more often than once a year. The Company has the right to receive various records, including but not limited to: financial records of the Insured such as federal tax returns, income statements, audit reports, payroll records and other similar documents to substantiate a claim.

The Owner and the Insured must cooperate with the Company in the investigation of a claim. The Company may also request the Insured to submit to an interview under oath during the time of a claim and require the Insured to sign it.
Should we decide to do this, we will pay for the cost of the interview. Disability will be considered terminated if:

      1. Proof of the Insured's continued total and permanent disability is not provided; or

      2. The Insured recovers and is no longer totally and permanently disabled; or

      3. The Insured fails to cooperate in the investigation of his or her claim.


If total and permanent disability is considered terminated, all Monthly Deductions that become due thereafter must be paid as provided in the policy. The Owner must notify the Company within 30 days if the Insured recovers from total and permanent disability. The Company may cancel this rider and is entitled to the payment of Monthly Deductions that havebeen waived if it determines that the Insured has recovered from total and permanent disability and the Company has not been notified as required.

 -----------------------------------------------------------------------------
                          DEATH BENEFIT OPTION CHANGE
 -----------------------------------------------------------------------------

When the Company approves a claim under this rider, if Death Benefit Option A is in effect under this policy on the date the disability began, it will be changed to Death Benefit Option B as of the Monthly Anniversary after the disability began. The Specified Amount will be equal to the amount of life insurance at risk to the Company on the date the disability began.

 -----------------------------------------------------------------------------
                           GENERAL RIDER PROVISIONS
 -----------------------------------------------------------------------------

CONSIDERATION

The consideration for issuing this rider is:

      1.    Completion of the application; and

      2. Payment of the additional cost of insurance for this rider as shown on the Policy Information Page of the policy.



VUL31837ST 2-98                     ULife                           31837-0298
                                                                    ----------
                                                                     VUL300ST

The Cost of Insurance for this rider and the period of time it must be paid is shown on the Policy Information Page. Cost of Insurance for this rider is payable in addition to the cost of insurance for the policy and is due on the same date.

Cost of Insurance for this rider stops when the rider terminates. If we accept a payment for a period of time beyond the termination date of the rider, the rider still terminates in accordance with the provision of the rider and any unearned payment will be refunded.

POLICY PROVISIONS

The terms and conditions of the policy, except the Incontestability provision, apply to the rider. However, where the terms or conditions of the policy are inconsistent with those of the rider, the terms of the rider prevail.

INCONTESTABILITY

The Company will not contest this rider for any reason other than fraud or nonpayment of premiums, after it has been in force during the Insured's lifetime for two years with no occurrence of disability of the Insured. The two-year period begins on the Effective Date of the rider.

NO NON FORFEITURE VALUES

This rider has no loan, cash value, non-forfeiture or guaranteed values.

TERMINATION

This rider will terminate on the earliest of:

      1)    The Monthly Anniversary following the Insured's 60th birthday; or

      2)    Expiration of the Grace Period for the policy; or

      3)    The date the policy is surrendered; or

      4) The next Monthly Anniversary following written request from the Owner to terminate the rider; or

      5)    The date the policy otherwise terminates.

The rider is issued and attached to the policy by USAA Life Insurance Company, San Antonio, Texas.

Effective Date of this rider if other than effective date of policy: ________.



                                    /s/ EDWIN L. ROSANE
                                    -------------------
                                    Edwin L. Rosane - President


VUL31837ST 2-98                     ULife CON-NBR                   31837-0298
                                                                    ----------
                                                                     VUL300ST